Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER 2016

•     Generated Cash from Operating Activities of $141 million

•     Adjusted Operating Expenses down $55 million or 17% versus Q4’15

•     Continuing to execute on strategy to be a world-class asset origination and servicing business

West Palm Beach, FL – (April 27, 2016) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(111.2) million, or $(0.90) per share, for the three months ended March 31, 2016 compared to net income of $34.4 million, or $0.27 per share, for the three months ended March 31, 2015. Ocwen generated revenue of $330.8 million, down (35.2)% compared to the first quarter of the prior year, primarily driven by the impact of sales of agency mortgage servicing rights (MSRs) and portfolio run-off in 2015. Expenses were down $49.7 million or 13.1% compared to the first quarter of 2015, primarily driven by the reduction in the size of the servicing portfolio partially offset by a $21.0 million increase in monitor costs and an $8.8 million increase in unfavorable interest rate driven fair value changes related to GNMA and GSE MSRs (excluding runoff). Cash Flows provided by Operating Activities were $140.9 million for the three months ended March 31, 2016, compared to $325.0 million for the same period last year.

First Quarter 2016 Results

Pre-tax loss for the first quarter of 2016 was $(102.1) million. Pre-tax results were impacted by a number of significant items including but not limited to: $(32.7) million of unfavorable interest rate driven fair value changes related to GNMA and GSE MSRs (excluding runoff) and $(30.0) million of monitor costs. Adjusting for these two significant items, the Pre-tax loss was $(39.4) million. Compared to the fourth quarter of 2015, operating expenses were down $31 million or 9% and adjusted operating expenses were down $55 million or 17%.

Servicing recorded a $(68.3) million pre-tax loss inclusive of the $(32.7) million MSR fair value changes. The Lending segment recorded a $2.0 million pre-tax gain for the first quarter of 2016 driven by higher lock volumes across the correspondent and direct channels.

“We are pleased to see the progress of our ongoing cost improvement efforts. Companywide we saw adjusted operating expenses decline by $55 million or 17% from the prior quarter. Excluding MSR fair value changes and monitoring expenses, which we have no or limited ability to control, and our new initiative spending, our Servicing and Corporate segments reduced expenses by $80 million. We are focused on making further progress on our cost goals while continuing to enhance the borrower experience. We also remain committed to investing in our lending businesses, which we believe will drive earnings growth in the future,” commented Ron Faris, President and CEO of Ocwen. “Unfortunately, $(30) million of monitor costs and $(33) million in MSR value decline from the drop in interest rates during the quarter negatively impacted the first quarter results.” said Faris.

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Additional Business Highlights

•	The constant pre-payment rate (CPR) decreased from 13.3% in the fourth quarter of 2015 to 12.7% in the first quarter of 2016. In the first quarter of 2016, prime CPR was 15.5%, and non-prime CPR was 10.8%.
•	Delinquencies decreased from 13.7% at December 31, 2015 to 13.0% at March 31, 2016, primarily driven by improved collections and loss mitigation efforts.
•	Completed 16,604 modifications in the quarter, 46% of which were HAMP modifications. 45% of modifications included some form of principal reduction.
•	As of April 21, 2016, received trial payments from over 10,000 borrowers under initial implementation of new Streamline HAMP program.
•	In the first quarter of 2016, Ocwen originated forward and reverse mortgage loans with unpaid principal balance (UPB) of $788.1 million and $191.2 million, respectively.
•	Our reverse mortgage portfolio ended the quarter with an estimated $106.0 million in undiscounted future gains from future draws on existing loans, up from an estimated $97.7 million at December 31, 2015. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.
•	Amended our Senior Secured Term Loan (SSTL) to provide additional flexibility under financial covenants.
•	Ended the first quarter with a Corporate Debt to Equity ratio of 1 to 1. For purposes of this calculation, ‘Corporate Debt’ represents our SSTL and our senior unsecured notes debt balances excluding adjustments for debt issuance costs and associated discounts, while ‘Equity’ means reported stockholders’ equity.
•	As of April 24, 2016, our new commercial lending business, Automotive Capital Services, was operational in 12 markets across 8 states with $9.1 million in outstanding receivables.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, April 27, 2016, at 5 p.m., Eastern Time, to discuss its financial results for the first quarter of 2016. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

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Note Regarding Adjusted Operating Expenses

Adjusted Operating Expense, a non-GAAP measure, is a supplemental metric used by management to evaluate our Company’s underlying operating expense performance. Adjusted Operating Expense adjusts GAAP operating expense for (1) changes in fair value of our MSRs due to changes in market rates, valuation inputs and other assumptions, (2) expense related to business restructuring items such as severance expenses and lease termination costs, (3) legal, regulatory or counterparty settlement expenses as well as monitoring costs and (4) other expense items, including certain non-recurring costs, that management believes do not reflect the underlying operating expense performance of the Company, consistent with the intent of providing management and investors with a supplemental means of evaluating our operating performance. A reconciliation from GAAP Operating Expense to Adjusted Operating Expense appears in the appendix of the investor presentation posted today on www.Ocwen.com. Adjusted Operating Expense should not be considered an alternative to operating expense determined in accordance with GAAP. Adjusted Operating Expense has important limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Operating Expense only as a supplemental metric. Readers are cautioned not to place undue reliance on Adjusted Operating Expense.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of downgrades of our servicer and credit ratings; adverse effects on our business as a result of regulatory investigations or settlements; reactions to the announcement of such investigations or settlements by key counterparties; increased regulatory scrutiny and media attention; uncertainty related to claims, due to rumors or otherwise, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices, including uncertainty related to past, present or future investigations and settlements with state regulators, the CFPB, State Attorneys General, the SEC, Department of Justice or HUD and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt agreements, including the financial and other covenants contained in them; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2015. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com

Residential Servicing Statistics (Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Total unpaid principal balance of loans and REO serviced	$237,081,036	$250,966,112	$288,069,149	$321,670,579	$382,214,002

Non-performing loans and REO serviced as a% of total UPB (1)	13.0%	13.7%	13.1%	13.0%	12.5%

Prepayment speed (average CPR)(2) (3)	12.7%	13.3%	14.7%	15.7%	13.3%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.
(3)	Average CPR for the three months ended March 31, 2016 includes 15.5% for prime loans and 10.8% for non-prime loans.

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Segment Results (Unaudited) (Dollars in thousands)

	For the Three Months Ended March 31,
	2016	2015
Servicing
Revenue	$307,427	$471,125
Expenses	276,896	337,911
Other expense, net	(98,789)	(86,492)
Income (loss) before income taxes	(68,258)	46,722

Lending
Revenue	23,285	37,746
Expenses	21,799	23,785
Other income, net	514	2,022
Income before income taxes	2,000	15,983

Corporate Items and Other
Revenue	45	1,608
Expenses	29,962	16,697
Other expense, net	(5,950)	(4,787)
Loss before income taxes	(35,867)	(19,876)

Corporate Eliminations
Revenue	—	(35)
Expenses	—	(35)
Other income (expense), net	—	—
Income (loss) before income taxes	—	—

Consolidated income (loss) before income taxes	$(102,125)	$42,829

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share data) (UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015
Revenue
Servicing and subservicing fees	$297,496	$446,541
Gain on loans held for sale, net	15,572	44,504
Other revenues	17,689	19,399
Total revenue	330,757	510,444

Expenses
Compensation and benefits	96,249	105,144
Amortization of mortgage servicing rights	12,806	38,494
Servicing and origination	95,692	101,802
Technology and communications	26,869	39,351
Professional services	70,907	56,931
Occupancy and equipment	24,745	25,714
Other	1,389	10,922
Total expenses	328,657	378,358

Other income (expense)
Interest income	4,190	5,575
Interest expense	(106,089)	(119,396)
Gain on sale of mortgage servicing rights, net	1,175	26,406
Other, net	(3,501)	(1,842)
Total other expense, net	(104,225)	(89,257)

Income (loss) before income taxes	(102,125)	42,829
Income tax expense	9,076	8,440
Net income (loss)	(111,201)	34,389
Net income attributable to non-controlling interests	(130)	(34)
Net income (loss) attributable to Ocwen stockholders	$(111,331)	$34,355

Earnings (loss) per share attributable to Ocwen common stockholders
Basic	$(0.90)	$0.27
Diluted	(0.90)	0.27

Weighted average common shares outstanding
Basic	124,093,339	125,272,228
Diluted	124,093,339	126,999,662
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)

	March 31,	December 31,
	2016	2015
Assets
Cash	$280,513	$257,272
Mortgage servicing rights ($732,174 and $761,190 carried at fair value)	1,078,213	1,138,569
Advances, net	317,348	444,298
Match funded advances	1,720,897	1,706,768
Loans held for sale ($321,739 and $309,054 carried at fair value)	408,809	414,046
Loans held for investment - Reverse mortgages, at fair value	2,771,242	2,488,253
Receivables, net	237,583	286,981
Premises and equipment, net	72,323	57,626
Other assets ($22,501 and $14,352 carried at fair value)	520,182	586,495
Total assets	$7,407,110	$7,380,308

Liabilities and Equity
Liabilities
Match funded liabilities	$1,537,096	$1,584,049
Financing liabilities ($3,171,602 and $2,933,066 carried at fair value)	3,319,646	3,089,255
Other secured borrowings, net	718,830	762,411
Senior unsecured notes, net	345,847	345,511
Other liabilities	747,223	744,444
Total liabilities	6,668,642	6,525,670

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 123,853,683 and 124,774,516 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,239	1,248
Additional paid-in capital	522,222	526,148
Retained earnings	214,598	325,929
Accumulated other comprehensive loss, net of income taxes	(1,658)	(1,763)
Total Ocwen stockholders’ equity	736,401	851,562
Non-controlling interest in subsidiaries	2,067	3,076
Total equity	738,468	854,638
Total liabilities and equity	$7,407,110	$7,380,308

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income (loss)	$(111,201)	$34,389
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of mortgage servicing rights	12,806	38,494
Loss on valuation of mortgage servicing rights, at fair value	29,293	33,175
Impairment of mortgage servicing rights	29,953	17,769
Gain on sale of mortgage servicing rights	(1,175)	(26,406)
Realized and unrealized losses on derivative financial instruments	1,496	1,153
Provision for bad debts	11,382	14,170
Depreciation	5,039	4,344
Amortization of debt issuance costs	3,277	3,755
(Gain) loss on sale of fixed assets	—	—
Increase in deferred tax assets	—	(890)
Equity-based compensation expense	1,416	2,117
Gain on loans held for sale, net	(15,572)	(44,504)
Origination and purchase of loans held for sale	(1,211,076)	(1,036,150)
Proceeds from sale and collections of loans held for sale	1,165,503	1,142,282
Changes in assets and liabilities:
Decrease in advances and match funded advances	109,076	104,258
Decrease in receivables and other assets, net	84,512	1,330
Increase in other liabilities	21,473	20,127
Other, net	4,686	15,605
Net cash provided by operating activities	140,888	325,018

Cash flows from investing activities
Origination of loans held for investment - reverse mortgages	(304,058)	(235,271)
Principal payments received on loans held for investment - reverse mortgages	87,237	26,170
Purchase of mortgage servicing rights, net	(4,263)	(3,267)
Proceeds from sale of mortgage servicing rights	15,305	49,465
Acquisition of advances in connection with the purchase of mortgage servicing rights	—	—
Acquisition of advances in connection with the purchase of loans	—	—
Proceeds from sale of advances and match funded advances	41,003	1,765
Additions to premises and equipment	(19,800)	(3,918)
Proceeds from sale of premises and equipment	—	—
Distributions of capital from unconsolidated entities	—	—
Other	1,624	301
Net cash used in investing activities	(182,952)	(164,755)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)
(UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015
Cash flows from financing activities
Repayment of match funded liabilities	(46,953)	(89,571)
Proceeds from other secured borrowings	1,902,472	1,858,258
Repayments of other secured borrowings	(2,014,474)	(2,042,969)
Payment of debt issuance costs	(2,242)	(12,643)
Proceeds from sale of mortgage servicing rights accounted for as a financing	—
Proceeds from sale of loans accounted for as a financing	233,174	238,615
Proceeds from sale of advances accounted for as a financing	—	472
Repurchase of common stock	(5,890)	—
Proceeds from exercise of common stock options	406	413
Other	(1,188)	21
Net cash provided by financing activities	65,305	(47,404)

Net increase (decrease) in cash	23,241	112,859
Cash at beginning of year	257,272	129,473
Cash at end of period	$280,513	$242,332
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